Exhibit 99.2

World Wide Wireless Communications, Inc., Signs Letter of Intent to Acquire Hard Disc Cafe. Company Also Appoints Three New Directors and Names Michael J. Zwebner, Chairman and Chief Executive Officer.

OAKLAND, Calif.--(BUSINESS WIRE)--November 1, 2001 -- World Wide Wireless Communications, Inc. (OTCBB:WLGS ) announced today that it has signed a letter of intent to acquire Hard Disc Cafe Inc., a private Florida corporation. The terms of the acquisition call for the Company to pay $1.25 million in cash and 25 million shares of common stock.

In a separate action, the Board approved the appointment of three new directors in a move to realign the Company's affairs and to develop new business opportunities and appointed Michael J. Zwebner, Chairman and Chief Executive Officer of World Wide Wireless Communications Inc. and its related subsidiaries.

In a statement issued from the Company's office, Robert Klein, a Director stated, "This new acquisition heralds a new era for WLGS. The introduction of a new high tech business into our corporation, coupled with the appointment of the three new directors, will enhance the opportunities to turnaround the performance of WLGS and hopefully benefit all the shareholders."

Ramsey Sweis, a Director, also commented, "We see these new developments as a major plus for the Company, and I look forward to working with the new team to rebuild the Company's business and take full advantage of the original infrastructures that have been put in place both in this country and overseas."

The new Board appointees are Michael J. Zwebner, Chairman of Talk Visual Corporation, Alexander Walker Jr., of Nevada Agency and Trust Company, who will also serve as Secretary and legal counsel, and Curt Orgill, of Bartig, Basler and Ray, CPA's, who has been appointed to serve as the Company's Chief Financial Officer.

In a statement from Miami, Florida Michael Zwebner said, "Even in these tough times we are taking on these new responsibilities and the running of WGLS to sort out the problems and issues that currently plague the company. It will require the support of all the shareholders and creditors of the Company as well as the

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dedication of the management team, old and new, to turn this Company around. We intend to look deeply into the current business segments, see what is viable and workable, and develop those segments to their full potential. Unprofitable segments and subsidiaries will either be sold off or shut down. Our team fully intends to make every effort to turn this company around and make it profitable in the shortest possible time for the ultimate benefit of all the shareholders."

Mr. Zwebner went on to say, "We also expect to appoint additional directors and key management personnel in the near future to help develop this business to its fullest potential. The Company will provide additional information within the next few weeks.

Hard Disc Cafe, is in the business of Themed Internet Cafes, and currently has two super high tech locations in the final stages of development. One Cafe is located in Sacramento, California and the other in Miami, Florida. Both locations are expected to open soon. For additional information please visit the Company's web site at WWW.HARDDISCCAFE.COM (some sections of the site may still be under construction)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control, delays in development and testing of products


Contact:
The Company at 510-839-6100
www.wlgs.net



   Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control, delays in development and testing of products, and fluctuations in demand for the products and services of the Company.